Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13G

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: February 14, 2024

Bain Capital Rise Education IV Cayman Limited

By:	/s/ David Gross-Loh
	Name:	David Gross-Loh
	Title:	Director

BCPE Nutcracker Cayman, L.P.

By:	BCPE Nutcracker GP, LLC,

its general partner

By:	Bain Capital Asia Fund IV, L.P.,

its manager

By:	Bain Capital Investors Asia IV, LLC,

its general partner

By:	Bain Capital Investors, LLC,

its manager

By:	/s/ David Gross-Loh
	Name:	David Gross-Loh
	Title:	Partner